Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement of Deutsche Municipal Trust (formerly DWS Municipal Trust) on Form N-1A (“Registration Statement”) of our report dated July 25, 2014 relating to the financial statements and financial highlights which appears in the May 31, 2014 Annual Report to Shareholders of Deutsche Managed Municipal Bond Fund (formerly DWS Managed Municipal Bond Fund), which is also incorporated by reference into the Registration Statement.  We also consent to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm, Reports to Shareholders and Financial Statements” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Boston, Massachusetts
September 22, 2014

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement of Deutsche Municipal Trust (formerly DWS Municipal Trust) on Form N-1A (“Registration Statement”) of our report dated July 25, 2014 relating to the financial statements and financial highlights which appears in the May 31, 2014 Annual Report to Shareholders of Deutsche Strategic High Yield Tax-Free Fund (formerly DWS Strategic High Yield Tax-Free Fund), which is also incorporated by reference into the Registration Statement.  We also consent to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm, Reports to Shareholders and Financial Statements” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Boston, Massachusetts
September 22, 2014